Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of State Bank Financial Corporation (the “Company”), each certify that, to his or her knowledge:

1.               The quarterly report of the Company on Form 10-Q for the period ended September 30, 2017 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Thomas Wiley, Jr.
J. Thomas Wiley, Jr.
Chief Executive Officer
(Principal Executive Officer)
November 3, 2017

/s/ Sheila E. Ray
Sheila E. Ray
Chief Financial Officer and Chief Operating Officer
(Principal Financial and Accounting Officer)
November 3, 2017